EXHIBIT (a)(1)(iv)

MULTIMEDIA GAMES, INC.

Offer to Purchase for Cash

Up to $25,000,000 in Value of its Common Stock

(including the Associated Preferred Share Purchase Rights)

at a Purchase Price not greater than $13.50

nor less than $12.25 per share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 10, 2007,

UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Multimedia Games, Inc. (“Multimedia”) recently announced its plans to conduct a modified “Dutch Auction” tender offer in which it would purchase for cash up to $25,000,000 in value of its common stock (including the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of October 12, 1998, by and between Multimedia and Corporate Stock Transfer, as Rights Agent) at a price not greater than $13.50 nor less than $12.25 per share. Enclosed for your consideration are the Offer to Purchase dated June 8, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) which, as amended or supplemented from time to time, together constitute the tender offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the tender offer in this letter is only a summary and is qualified by all of the terms and conditions of the tender offer set forth in the Offer to Purchase and the Letter of Transmittal. All shares tendered and purchased will include the associated preferred share purchase rights issued under the Rights Agreement, dated as of October 12, 1998, by and between Multimedia and Corporate Stock Transfer, as Rights Agent, and, unless the context requires otherwise, all references to shares shall include the associated preferred share purchase rights.

Multimedia will determine a single per share price not greater than $13.50 nor less than $12.25 that it will pay for shares properly tendered and not properly withdrawn in the tender offer, taking into account the total number of shares tendered and the prices specified by tendering shareholders. Multimedia will select the lowest purchase price that will allow it to purchase 1,851,852 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $13.50 nor less than $12.25 per share. All shares properly tendered at or below the purchase price and not properly withdrawn will be purchased at the purchase price selected by Multimedia, subject to proration provisions. All shares acquired in the tender offer will be acquired at the same purchase price. Multimedia reserves the right, in its sole discretion, to purchase more than $25,000,000 in value of shares in the tender offer, subject to applicable law. Shares tendered at prices greater than the purchase price and shares not purchased because of proration provisions will be returned to the tendering shareholders at Multimedia’s expense. See Section 1 and Section 3 of the Offer to Purchase.

If the number of shares properly tendered is less than or equal to $25,000,000 in value of shares (or such greater amount as Multimedia may elect to pay, subject to applicable law), Multimedia will, on the terms and subject to the conditions of the tender offer, purchase at the purchase price selected by Multimedia all shares so tendered.

If at the expiration of the tender offer more than $25,000,000 in value of shares (or any such greater amount as Multimedia may elect to pay, subject to applicable law) are properly tendered at or below the purchase price selected by Multimedia, Multimedia will buy shares first, from all holders of “odd lots” of less than 100 shares who properly tender all of their shares at or below the purchase price selected by Multimedia and do not properly withdraw them before the Expiration Time; second, after purchasing the shares from the “odd lot” holders, from all other shareholders who properly tender shares at or below the purchase price selected by Multimedia (including shareholders who tendered subject to the condition that a specified minimum number of shares be purchased as described in Section 6 of the Offer to Purchase and whose condition was satisfied), on a pro rata basis; and third, only if necessary to permit Multimedia to purchase $25,000,000 in value of shares (or any such greater amount as Multimedia may elect to pay, subject to applicable law), from holders who have tendered shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares. See Section 1 and Section 6 of the Offer to Purchase.

THE TENDER OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE TENDER OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 7 OF THE OFFER TO PURCHASE.

Multimedia’s current directors and executive officers have advised Multimedia that they do not intend to tender any of their shares in the tender offer. Accordingly, if Multimedia completes the tender offer, the proportional holdings of its directors and executive officers will increase. However, Multimedia’s directors and executive officers may, in compliance with applicable law, sell their shares in open market transactions at prices that may or may not be more favorable than the purchase price to be paid to shareholders in the tender offer. See Section 11 of the Offer to Purchase.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please note the following:

1. You may tender your shares at prices not greater than $13.50 nor less than $12.25 per share, as indicated in the attached Letter of Transmittal, net to you in cash, without interest.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3. The tender offer is not conditioned on any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

4. The tender offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, July 10, 2007, unless Multimedia extends the tender offer.

5. The tender offer is for up to $25,000,000 in value of shares. At a minimum purchase price of $12.25 Multimedia could purchase up to 2,040,816 shares constituting approximately 7.32% of the total number of issued and outstanding shares of Multimedia’s common stock as of May 31, 2007.

6. Tendering shareholders who are tendering shares held in their name or who tender their shares directly to the Depositary (as defined in the Offer to Purchase) will not be obligated to pay any brokerage commissions or fees to Multimedia or the Dealer Manager (as defined in the Offer to Purchase), solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Multimedia’s purchase of shares under the tender offer.

7. If you wish to tender portions of your shares at different prices, you must complete and submit a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

8. If you are an Odd Lot Holder and you tender all such shares at or below the purchase price before the expiration of the tender offer and check the box captioned “Odd Lots” on the Instruction Form, Multimedia, on the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 10, 2007, UNLESS THE TENDER OFFER IS EXTENDED.

If you wish to condition your tender upon the purchase of all shares tendered or upon Multimedia’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. Multimedia’s purchase of shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition complete the box entitled “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

The tender offer is being made solely under the Offer to Purchase and the Letter of Transmittal and is being made to all record holders of shares of common stock of Multimedia. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of Multimedia residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 8, 2007, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, in connection with the offer by Multimedia Games, Inc., a Texas corporation (“Multimedia”), to purchase for cash up to $25,000,000 in value of its common stock at a price, net to the seller in cash, without interest, not greater than $13.50 nor less than $12.25 per share, specified by the undersigned, on the terms and subject to the conditions of the tender offer. All shares tendered and purchased will include the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of October 12, 1998, by and between Multimedia Games, Inc. and Corporate Stock Transfer, as Rights Agent, and, unless the context otherwise requires, all reference to shares include the associated preferred share purchase rights

The undersigned hereby instruct(s) you to tender to Multimedia the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the tender offer.

AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

                             SHARES

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

(SEE INSTRUCTION 5 IN THE LETTER OF TRANSMITTAL)

(1) SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Shareholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by Multimedia in accordance with the terms of the tender offer.

☐	I want to maximize the chance of having Multimedia accept for purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, I hereby tender shares at, and am willing to accept, the purchase price determined by Multimedia in accordance with the terms of the tender offer and resulting from the tender offer process. This action may have the effect of lowering the purchase price and could result in receiving a price per share as low as $12.25 per share.

(2) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned hereby tenders shares at the purchase price checked. This action could result in none of the shares being purchased if the purchase price determined by Multimedia for the shares is less than the purchase price checked below. A shareholder who desires to tender shares at more than one purchase price must complete a separate Instruction Form for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one purchase price.

☐ $12.25	☐ $13.05	☐ $13.50
☐ $12.35	☐ $13.15
☐ $12.45	☐ $13.25
☐ $12.55	☐ $13.35
☐ $12.65	☐ $13.45
☐ $12.75
☐ $12.85
☐ $12.95

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS

(SEE INSTRUCTION 9 IN THE LETTER OF TRANSMITTAL)

To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on June 8, 2007, and who continues to own, beneficially or of record, as of the Expiration Time, an aggregate of fewer than 100 shares. The undersigned either (CHECK ONE BOX):

☐ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐ is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (CHECK ONE BOX):

☐ at the purchase price, as the same shall be determined by Multimedia in accordance with the terms of the tender offer (persons checking this box need not indicate the price per share); or

☐ at the price per share indicated under the caption “Shares Tendered at Price Determined by Shareholder” in the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered”.

CONDITIONAL TENDER

(SEE INSTRUCTION 6 IN THE LETTER OF TRANSMITTAL)

A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder’s shares tendered pursuant to this Instruction Form must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless Multimedia purchases the minimum number of shares indicated below in the tender offer, none of the shares tendered by such shareholder will be purchased. It is the responsibility of the tendering shareholder to calculate that minimum number of shares that must be purchased if any are purchased, and Multimedia urges shareholders to consult their own tax advisors before completing this section. Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

☐ MINIMUM NUMBER OF SHARES THAT MUST BE PURCHASED, IF ANY ARE PURCHASED:

                             SHARES.

If, because of proration, the minimum number of shares designated will not be purchased, Multimedia may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below.

☐ THE TENDERED SHARES REPRESENT ALL SHARES HELD BY THE UNDERSIGNED.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

MULTIMEDIA’S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NEITHER MULTIMEDIA NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE DEALER MANAGER OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEY MAY CHOOSE TO TENDER THEIR SHARES. SHAREHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEIR SHARES SHOULD BE TENDERED. IN DOING SO, SHAREHOLDERS SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING MULTIMEDIA’S REASONS FOR MAKING THE TENDER OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. SHAREHOLDERS SHOULD DISCUSS WHETHER TO TENDER THEIR SHARES WITH THEIR BROKER OR OTHER FINANCIAL OR TAX ADVISORS.

Signature(s):

Name(s):
(Please Print)

Taxpayer Identification Number or Social Security Number:

Address(es):

(including Zip Code)
Area Code and Telephone Number:

Date: